Exhibit 99.1

News Release

Hillman Solutions Corp. Reports Third Quarter and Year-to-Date 2021 Results

CINCINNATI, November 3, 2021 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”) reported today selected financial results for the thirty-nine weeks ended September 25, 2021.

Third Quarter 2021 Highlights
•Net sales for the third quarter of 2021 decreased 8.6% to $364.5 million as compared to prior year quarter net sales of $398.7 million
•Operating income decreased 137.9% to $(13.3) million compared to $35.1 million in the prior year third quarter
•Adjusted EBITDA1 decreased 24.6% to $56.5 million compared to $75.0 million in the prior year quarter

Year-to-Date 2021 Highlights
•Net sales for the thirty-nine weeks ended September 25, 2021 increased 3.9% to $1,081.5 million as compared to $1,041.2 million in 2020
•Operating income for the thirty-nine weeks ended September 25, 2021 decreased 81.6% to $12.0 million as compared to $65.3 million in 2020
•Adjusted EBITDA1 for the thirty-nine weeks ended September 25, 2021 decreased 5.2% to $168.8 million compared to $178.1 million in 2020

Doug Cahill, Chairman, President and Chief Executive Officer, stated “Our Hardware Solutions, RDS and Canadian businesses all performed well in the quarter, in spite of historical supply chain challenges and a very strong third quarter last year, but the unwinding of our Covid-related products in Protective Solutions negatively impacted our earnings." Cahill, went on to say "At Hillman, we are in the business of solving labor, logistics, and supply chain challenges for our customers so they can stay in stock and service their consumers. There has never been a time they've needed us more and we remain focused every day on delivering industry leading service and fill rates with our world class service team."

Conference Call and Webcast
The Company will host a conference call to discuss the financial results for the thirteen and thirty-nine weeks ended September 25, 2021 on Wednesday, November 3, 2021, at 8:30 am Eastern time. Participants may join the call by dialing 1(866)-673-2033, passcode: 3093168, a few minutes before the call start time. A live audio webcast of the conference call will also be available in a listen-only mode on the Investor Info page of the Company’s website, which is located at www.ir.hillmangroup.com. Participants who want to access the webcast should visit the company's website about five minutes before the call. The archived webcast will be available for replay on the company's website after the call.

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, The Hillman Group, Inc., a wholly-owned subsidiary of the Company, is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the federal securities law. All statements other than statements of historical fact included in this presentation are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform
1) Adjusted EBITDA is a non-GAAP financial measure. Refer to the "Reconciliation of Adjusted EBITDA” section of this press release for additional information as well as reconciliations between the company’s GAAP and non-GAAP financial results.

Act of 1995. The Company's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including inflation, recessions, instability in the financial markets or credit markets; (2) highly competitive markets that could adversely impact financial results (3) ability to continue to innovate with new products and services; (4) seasonality; (5) large customer concentration; (6) ability to recruit and retain qualified employees; (7) the outcome of any legal proceedings that may be instituted against the Company (8) adverse changes in currency exchange rates; (9) the impact of COVID-19 on the Company’s business; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that will be included under the header “Risk Factors” included in the S-1 filed on August 25, 2021 with the Securities and Exchange Commission (“SEC”). Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this presentation to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. All estimates of financial metrics in this presentation for fiscal 2021 and beyond are current as of November 3, 2021.

Contact
VP Investor Relations
Jennifer Hills
jennifer.hills@hillmangroup.com
(513) 975-5248

HILLMAN SOLUTIONS CORP.
Consolidated Statement of Operating Income, GAAP Basis
(dollars in thousands)
Unaudited

	Thirteen Weeks Ended September 25, 2021	Thirteen Weeks Ended September 26, 2020	Thirty-nine Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 26, 2020
Net sales	$364,480	$398,680	$1,081,476	$1,041,226
Cost of sales (exclusive of depreciation and amortization shown separately below)	236,999	227,481	654,264	590,294
Selling, general and administrative expenses	110,447	107,333	325,288	292,056
Depreciation	14,454	15,926	46,065	50,673
Amortization	15,504	14,883	45,827	44,596
Management fees to related party	56	130	270	451
Other (income) expense	315	(2,175)	(2,232)	(2,120)
Income (loss) from operations	(13,295)	35,102	11,994	65,276
Loss on change in fair value of warrant liability	3,990	—	3,990	—
Interest expense, net	11,801	20,688	49,979	67,746
Interest expense on junior subordinated debentures	1,471	3,219	7,775	9,555
(Gain) loss on mark-to-market adjustments	(261)	(773)	(1,685)	1,169
Refinancing charges	8,070	—	8,070	—
Investment income on trust common securities	(44)	(94)	(233)	(283)
Income (loss) before income taxes	(38,322)	12,062	(55,902)	(12,911)
Income tax provision (benefit)	(5,798)	2,758	(11,023)	(2,374)
Net income (loss)	$(32,524)	$9,304	$(44,879)	$(10,537)

Basic income (loss) per share	$(0.19)	$0.10	$(0.38)	$(0.12)
Weighted average basic shares outstanding	168,440	89,745	116,945	89,673

Diluted income (loss) per share	$(0.19)	$0.10	$(0.38)	$(0.12)
Weighted average diluted shares outstanding	168,440	90,525	116,945	89,673

HILLMAN SOLUTIONS CORP.
Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	September 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$14,429	$21,520
Accounts receivable, net of allowances of $2,210 ($2,395 - 2020)	139,716	121,228
Inventories, net	506,397	391,679
Other current assets	15,600	19,280
Total current assets	676,142	553,707
Property and equipment, net of accumulated depreciation of $273,966 ($236,031 - 2020)	173,170	182,674
Goodwill	825,981	816,200
Other intangibles, net of accumulated amortization of $337,361 ($291,434 - 2020)	810,559	825,966
Operating lease right of use assets	84,871	76,820
Deferred tax assets	2,016	2,075
Other assets	14,295	11,176
Total assets	$2,587,034	$2,468,618
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$219,397	$201,461
Current portion of debt and capital leases	7,174	11,481
Current portion of operating lease liabilities	12,680	12,168
Accrued expenses:
Salaries and wages	11,893	29,800
Pricing allowances	9,878	6,422
Income and other taxes	4,252	5,986
Interest	940	12,988
Other accrued expenses	36,613	31,605
Total current liabilities	302,827	311,911
Long term debt	890,623	1,535,508
Warrant liabilities	81,180	—
Deferred tax liabilities	139,547	156,118
Operating lease liabilities	77,238	68,934
Other non-current liabilities	22,189	31,560
Total liabilities	$1,513,604	$2,104,031
Commitments and contingencies
Stockholders' Equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 187,569,511 issued and 187,481,206 outstanding at September 25, 2021 and 90,934,930 issued and outstanding at December 26, 2020	19	9
Additional paid-in capital	1,317,706	565,815
Accumulated deficit	(216,728)	(171,849)
Accumulated other comprehensive loss	(27,567)	(29,388)
Total stockholders' equity	1,073,430	364,587
Total liabilities and stockholders' equity	$2,587,034	$2,468,618

HILLMAN SOLUTIONS CORP.
Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Thirty-nine Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 26, 2020
Cash flows from operating activities:
Net loss	$(44,879)	$(10,537)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	91,892	95,269
Deferred income taxes	(21,538)	(1,963)
Deferred financing and original issue discount amortization	3,036	2,805
Stock-based compensation expense	8,817	3,818
Loss on fair value adjustment of warrant liabilities	3,990	—
Write off of deferred financing fees, premiums and discounts associated with debt refinancing	(8,372)	—
Asset impairment	—	210
(Gain) on disposal of property and equipment	—	(23)
Change in fair value of contingent consideration	(1,110)	(1,300)
Other non-cash interest and change in value of interest rate swap	(1,685)	1,245
Changes in operating items:
Accounts receivable	(17,097)	(60,470)
Inventories	(110,065)	(16,793)
Other assets	3,003	(15,276)
Accounts payable	12,896	42,201
Other accrued liabilities	(24,193)	28,402
Net cash provided by (used for) operating activities	(105,305)	67,588
Cash flows from investing activities:
Acquisition of business, net of cash received	(39,102)	(800)
Capital expenditures	(36,955)	(29,182)
Net cash used for investing activities	(76,057)	(29,982)
Cash flows from financing activities:
Repayments of senior term loans	(1,072,042)	(7,956)
Borrowings on senior term loans	883,872	—
Proceeds from recapitalization of Landcadia, net of transaction costs	455,161	—
Proceeds from sale of common stock in PIPE, net of issuance costs	363,301	—
Repayments of senior notes	(330,000)	—
Repayment of Junior Subordinated Debentures	(108,707)	—
Financing fees	(20,988)	—
Borrowings on revolving credit loans	246,000	78,000
Repayments of revolving credit loans	(244,000)	(94,000)
Principal payments under finance and capitalized lease obligations	(697)	(624)
Proceeds from exercise of stock options	1,761	—
Net cash used by (provided by) financing activities	173,661	(24,580)
Effect of exchange rate changes on cash	610	(63)
Net decrease in cash and cash equivalents	(7,091)	12,963
Cash and cash equivalents at beginning of period	21,520	19,973
Cash and cash equivalents at end of period	$14,429	$32,936

HILLMAN SOLUTIONS CORP.
Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted EBITDA and adjusted earnings per share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended September 25, 2021	Thirteen Weeks Ended September 26, 2020	Thirty-nine Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 26, 2020
Net loss	$(32,524)	$9,304	$(44,879)	$(10,537)
Income tax benefit	(5,798)	2,758	(11,023)	(2,374)
Interest expense, net	11,801	20,688	49,979	67,746
Interest expense on junior subordinated debentures	1,471	3,219	7,775	9,555
Investment income on trust common securities	(44)	(94)	(233)	(283)
Depreciation	14,454	15,926	46,065	50,673
Amortization	15,504	14,883	45,827	44,596
Mark-to-market adjustment on interest rate swaps	(261)	(773)	(1,685)	1,169
EBITDA	$4,603	$65,911	$91,826	$160,545

Stock compensation expense	5,280	1,149	8,817	3,818
Management fees	56	130	270	451
Restructuring (1)	462	651	571	3,361
Litigation expense (2)	487	2,980	10,769	5,654
Acquisition and integration expense (3)	802	1,054	8,941	2,044
Buy-back expense (4)	650	—	2,000	—
Anti-dumping duties (5)	—	—	2,636	—
Facility closures (6)	—	3,108	—	3,541
Loss on change in fair value of warrant liability	3,990	—	3,990	—
Refinancing charges(7)	8,070	—	8,070	—
Inventory valuation related charges(8)	32,026	—	32,026	—
Change in fair value of contingent consideration	102	—	(1,110)	(1,300)
Adjusted EBITDA	$56,528	$74,983	$168,806	$178,114

(1)Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(2)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc.
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to the pending merger along with historical acquisitions.
(4)Infrequent buy backs associated with new business wins.
(5)Anti-dumping duties assessed related to the nail business for prior year purchases.
(6)Facility exits include costs associated with the closure of facilities in San Antonio, Texas and Parma, Ohio.
(7)In connection with the merger,we refinanced our Term Credit Agreement and ABL Revolver. Proceeds from the refinancing were used to redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”) and the 11.6% Junior Subordinated Debentures.
(8)In the third quarter of 2021, we recorded an inventory valuation adjustment in our Hardware and Protective Solutions segment of $32.0 million primarily related to strategic review of our COVID-19 related product offerings. We evaluated our customers' needs and the market conditions and ultimately decided to exit the following protective product categories related to COVID-19; cleaning wipes, disinfecting sprays, face masks, and certain disposable gloves.

Reconciliation of Adjusted Earnings per Share (Unaudited)
(in thousands, except per share data)

We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations:

	Thirteen Weeks Ended September 25, 2021	Thirteen Weeks Ended September 26, 2020	Thirty-nine Weeks Ended September 25, 2021	Thirty-nine Weeks Ended September 26, 2020
Diluted EPS, as reported	$(0.19)	$0.10	$(0.38)	$(0.12)
Adjustments:
Stock compensation expense	0.03	0.01	0.07	0.04
Management fees	—	—	—	—
Restructuring (1)	—	0.01	—	0.04
Litigation expense (2)	—	0.03	0.09	0.06
Acquisition and integration expense (3)	—	0.01	0.08	0.02
Buy-back expense (4)	—	—	0.02	—
Anti-dumping duties (5)	—	—	0.02	—
Facility closures (6)	—	0.03	—	0.04
Loss on change in fair value of warrant liability(7)	0.02	—	0.03	—
Refinancing charges(8)	0.05	—	0.07	—
Inventory valuation related charges(9)	0.19	—	0.27	—
Change in fair value of contingent consideration	—	—	(0.01)	(0.01)
Income tax adjustment (10)	(0.07)	(0.02)	(0.14)	(0.05)
Total Adjustments	$0.23	$0.08	$0.51	$0.15
Adjusted EPS	$0.04	$0.18	$0.13	$0.03

Diluted Shares, as reported	168,440	90,525	116,945	89,673
Non-GAAP dilution adjustments
Dilutive effect of stock options and awards	2,442	—	1,432	817
Dilutive effect of warrants	539	—	180	—
Adjusted Diluted Shares	171,421	90,525	118,557	90,491

Note: Adjusted EPS may not add due to rounding.

(1)Restructuring includes restructuring costs associated with restructuring in our Canada segment announced in 2018, including facility consolidation, severance, sale of property and equipment, and charges relating to exiting certain lines of business. Also included is restructuring in our United Stated business announced in 2019, including severance related to management realignment and the integration of sales and operating functions. Finally, includes consulting and other costs associated with streamlining our manufacturing and distribution operations.
(2)Litigation expense includes legal fees associated with our litigation with KeyMe, Inc.
(3)Acquisition and integration expense includes professional fees, non-recurring bonuses, and other costs related to the pending merger along with historical acquisitions.
(4)Infrequent buy backs associated with new business wins.
(5)Anti-dumping duties assessed related to the nail business for prior year purchases.
(6)Facility exits include costs associated with the closure of facilities in San Antonio, Texas and Parma, Ohio.
(7)The warrant liabilities are marked to market each period end.
(8)In connection with the merger,we refinanced our Term Credit Agreement and ABL Revolver. Proceeds from the refinancing were used to redeem in full senior notes due July 15, 2022 (the “6.375% Senior Notes”) and the 11.6% Junior Subordinated Debentures.
(9)In the third quarter of 2021, we recorded an inventory valuation adjustment in our Hardware and Protective Solutions segment of $32.0 million primarily related to strategic review of our COVID-19 related product offerings. We evaluated our customers' needs and the market conditions and ultimately decided to exit the following protective product categories related to COVID-19; cleaning wipes, disinfecting sprays, face masks, and certain disposable gloves.
(10)Unless specified in this footnote, we have calculated the income tax effect of the non-gaap adjustments shown above at the applicable statutory rate of 25.2% for the U.S. and 26.5% for Canada. The tax impact of stock compensation expense was calculated using the statutory rate of 25.2%, excluding certain awards that are non-deductible. There is no tax impact related to the acquisition and integration expense due to the fact that these costs are all non-deductible. There is no tax impact to adjusted EPS related to the warrant mark to market adjustment.